Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form F-1 of COMPASS Pathways plc of our report dated July 2, 2020, except for the effects of the corporate reorganization discussed in Note 1 to the consolidated financial statements, as to which the date is August 28, 2020, relating to the financial statements of COMPASS Pathfinder Holdings Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom
August 28, 2020
1